EXHIBIT 99.1





                             CERTIFICATE OF AMENDMENT

                                        OF

                           CERTIFICATE OF INCORPORATION



                   Queeny Chemical Company, a company organized and ex-isting under and by virtue of the General Corporation Law of the State of Delaware.

                   DOES HEREBY CERTIFY:

                   FIRST: That the Board of Directors of said Company adopted a resolution proposing and declaring advisable the fol-lowing amendment to the Certificate of Incorporation of said corporation:

                   RESOLVED, that the Certificate of Incorporation of Queeny Chemical Company be amended by changing
                   Article I thereof so that, as amended, said Article shall be and read as follows:

                   "The name of the company is:  Solutia Inc."

                   SECOND: That in lieu of a meeting and vote of stock-holders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Dela-ware.

                   IN WITNESS WHEREOF, said Queeny Chemical Company has caused this certificate to be signed by R.L. Bishop, its Vice President, this 14th day of August, 1997.


                                       QUEENY CHEMICAL COMPANY




                                       By/s/ R.L. Bishop
                                            R.L. Bishop